Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces Third Quarter 2026 Financial Results and Raises 2026 Adjusted Diluted EPS Guidance
THIRD QUARTER 2026 FINANCIAL HIGHLIGHTS
•Revenues before reimbursable expenses (RBR) increased $50.2 million, or 11.6%, to a record $482.5 million in Q3 2026 from $432.4 million in Q3 2025.
•Net income was $28.4 million, or 5.8% of total revenues, in Q3 2026, compared to $30.4 million, or 6.9% of total revenues, in Q3 2025. Results for Q3 2026 include a non-cash credit loss of $5.9 million related to the company's convertible debt investment in a third-party.
•Adjusted EBITDA(8), a non-GAAP financial measure, increased $9.9 million, or 14.7%, to $77.3 million, or 16.0% of RBR(8), in Q3 2026 from $67.4 million, or 15.6% of RBR(8), in Q3 2025.
•Diluted earnings per share increased $0.04, or 2.3%, to $1.75 in Q3 2026 from $1.71 in Q3 2025. Results for Q3 2026 include the non-cash credit loss related to the company's convertible debt investment, which had an unfavorable $0.36 impact on diluted EPS for the period.
•Adjusted diluted earnings per share(8), a non-GAAP financial measure, increased $0.52, or 24.8%, to $2.62 in Q3 2026 from $2.10 in Q3 2025.
•Huron returned $26.3 million to shareholders in Q3 2026 by repurchasing 0.2 million shares of the company's common stock.
YEAR-TO-DATE 2026 FINANCIAL HIGHLIGHTS
•Revenues before reimbursable expenses (RBR) increased $161.3 million, or 13.1%, to $1.39 billion for the first nine months of 2026 from $1.23 billion for the same prior year period.
•Net income increased $8.5 million, or 11.4%, to $82.9 million, or 5.8% of total revenues, for the first nine months of 2026, compared to $74.4 million, or 5.9% of total revenues, for the same prior year period.
•Adjusted EBITDA(8), a non-GAAP measure, increased $31.1 million, or 18.3%, to $200.6 million, or 14.4% of RBR(8), for the first nine months of 2026 from $169.5 million, or 13.8% of RBR(8), for the same prior year period.
•Diluted earnings per share increased $0.83, or 20.1%, to $4.96 for the first nine months of 2026, compared to $4.13 for the same prior year period.
•Adjusted diluted earnings per share(8), a non-GAAP measure, increased $1.09, or 19.2%, to $6.76 for the first nine months of 2026 from $5.67 for the same prior year period.
•Huron returned $234.9 million to shareholders by repurchasing 1.7 million shares of the company's common stock in the first nine months of 2026, representing 10.0% of the company's common stock outstanding as of December 31, 2025.

2026 GUIDANCE AND OTHER HIGHLIGHTS
•Huron raises the midpoint of its previous guidance for full year 2026 adjusted diluted earnings per share(8) to $9.30, and affirms the midpoint and narrows its previous guidance for full year 2026 RBR expectations to a range of $1.855 billion to $1.885 billion.
•On October 29, 2026, Huron's board of directors authorized an increase to the company's share repurchase program from $900 million to $1.1 billion and an extension of the share repurchase program through December 31, 2028.
•Huron has been recognized by Consulting Magazine as a Best Firm to Work For for the 16th consecutive year.
•Huron was recognized by Fortune as one of its 2026 Best Workplaces in Consulting & Professional Services.
CHICAGO - Nov 3, 2026 - Global professional services firm Huron (Nasdaq: HURN) today announced financial results for the quarter ended September 30, 2026.
“We achieved record revenues before reimbursable expenses (RBR) in the third quarter of 2026, reflecting 12% growth over the third quarter of 2025. Our third quarter performance was driven by organic growth across all operating segments and double-digit percentage growth in our Consulting and Managed Services and Digital capabilities,” said Mark Hussey, chief executive officer and president of Huron.
“Our third quarter results continue our strong multi-year performance, further demonstrating the consistent execution by our highly talented global team and the differentiation of our industry focused, proprietary offerings. Combined with our year-to-date performance, our strong backlog and pipeline give us confidence to narrow our full-year RBR guidance range and raise our earnings guidance, which, at the midpoint, reflect double-digit percentage RBR growth for full year 2026 and continued margin expansion, while establishing a solid base for continued growth in 2027,” added Hussey.
THIRD QUARTER 2026 RESULTS
Revenues before reimbursable expenses (RBR) increased $50.2 million, or 11.6%, to $482.5 million for the third quarter of 2026, compared to $432.4 million for the third quarter of 2025. This growth reflects strength in demand across all three of the company's operating segments and across both the company's Consulting and Managed Services and Digital capabilities. The overall increase includes $21.1 million of incremental RBR from the company's acquisitions completed since June 30, 2025. Excluding the $21.1 million of incremental RBR from the company's acquisitions, RBR grew 6.7% organically.
Net income was $28.4 million, or 5.8% of total revenues, for the third quarter of 2026, compared to $30.4 million, or 6.9% of total revenues, for the same quarter last year. Results for Q3 2026 include a non-cash credit-related loss of $5.9 million resulting from an increase to the credit allowance recognized on the company's convertible debt investment in a third-party. Diluted earnings per share increased $0.04, or 2.3%, to $1.75 for the third quarter of 2026, compared to $1.71 for the third quarter of 2025. The non-cash credit-related loss had an unfavorable $0.36 impact on diluted earnings per share for the period.
Third quarter 2026 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(8) increased $3.0 million, or 4.7%, to $65.6 million compared to $62.6 million in the same prior year period.

In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands).

	Three Months Ended September 30,
	2026	2025
Amortization of intangible assets	$3,958	$3,522
Restructuring charges	$1,228	$3,521
Other losses(9)	$4,900	$—
Transaction-related expenses	$758	$2,354
Unrealized loss on long-term investment	$5,928	$—
Tax effect of adjustments	$(2,533)	$(2,443)
Foreign currency transaction gains, net	$(1,050)	$(1,056)
Adjusted EBITDA(8) increased $9.9 million, or 14.7%, to $77.3 million, or 16.0% of RBR(8), in the third quarter of 2026, compared to $67.4 million, or 15.6% of RBR(8), in the same quarter last year. Adjusted net income(8) increased $5.3 million, or 14.1%, to $42.6 million, or $2.62 per diluted share(8), for the third quarter of 2026, compared to $37.4 million, or $2.10 per diluted share(8), for the same quarter in 2025.
The number of revenue-generating professionals(1), excluding Managed Services professionals, slightly increased 1.1% to 5,324 as of September 30, 2026 from 5,265 as of September 30, 2025. The utilization rate(7) of the company's Consulting capability increased to 76.2% during the third quarter of 2026, compared to 73.7% during the same period last year. The utilization rate(7) for the company's Digital capability increased to 81.2% during the third quarter of 2026, compared to 77.1% during the same period last year. The number of Managed Services professionals increased 103.7% to 4,216 as of September 30, 2026 from 2,070 as of September 30, 2025. This increase includes the company's acquisition of RelateCare in the second quarter of 2026, which added approximately 1,100 Managed Services professionals at the time of acquisition.
Huron returned $26.3 million to shareholders in Q3 2026 by repurchasing 172,865 shares of the company's common stock.
YEAR-TO-DATE 2026 RESULTS
Revenues before reimbursable expenses (RBR) increased $161.3 million, or 13.1%, to $1.39 billion for the first nine months of 2026 from $1.23 billion for the first nine months of 2025. This growth reflects strength in demand across all three of the company's operating segments and across both the company's Consulting and Managed Services and Digital capabilities. The overall increase includes $59.8 million of incremental RBR from the company's acquisitions completed since December 31, 2024. Excluding the $59.8 million of incremental RBR from the company's acquisitions, RBR grew 8.2% organically.
Net income increased $8.5 million, or 11.4%, to $82.9 million, or 5.8% of total revenues, for the first nine months of 2026, compared to $74.4 million, or 5.9% of total revenues, for the first nine months of 2025. Results for the first nine months of 2026 include a net non-cash credit-related loss of $4.9 million resulting from the overall increase to the credit allowance recognized on the company's convertible debt investment in a third-party. Results for the first nine months of 2025 include a non-cash credit-related loss, net of tax, of $8.2 million resulting from the establishment of the credit allowance on the company's convertible debt investment in a third-party. Diluted earnings per share increased $0.83, or 20.1%, to $4.96 for the first nine months of 2026, compared to $4.13 for the first nine months of 2025. The non-cash credit-related losses related to the company's convertible debt investment recognized in the first nine months of 2026 and 2025 had an unfavorable impact on diluted earnings per share of $0.29 and $0.46, respectively.
EBITDA(8) increased $35.6 million, or 25.2%, to $176.7 million for the first nine months of 2026, compared to $141.2 million for the first nine months of 2025.

In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands).

	Nine Months Ended September 30,
	2026	2025
Amortization of intangible assets	$11,798	$7,860
Restructuring charges	$2,301	$5,419
Other losses (gains)(9)	$12,590	$(71)
Transaction-related expenses	$3,449	$7,240
Unrealized losses on long-term investments, net	$7,100	$16,139
Gain on sale of business	$(303)	$—
Tax effect of adjustments	$(6,899)	$(8,827)
Foreign currency transaction gains, net	$(1,313)	$(393)
Adjusted EBITDA(8), increased $31.1 million, or 18.3%, to $200.6 million, or 14.4% of RBR(8), for the first nine months of 2026 from $169.5 million, or 13.8% of RBR(8), for the same prior year period. Adjusted net income(8) increased $10.8 million, or 10.5%, to $112.9 million, or $6.76 per diluted share(8), for the first nine months of 2026, compared to $102.1 million, or $5.67 per diluted share(8), for the same prior year period.
The number of revenue-generating professionals(1), excluding Managed Services professionals, slightly increased 1.1% to 5,324 as of September 30, 2026 from 5,265 as of September 30, 2025. The utilization rate(7) of the company's Consulting capability increased to 77.3% during the first nine months of 2026, compared to 74.9% during the same period last year. The utilization rate(7) for the company's Digital capability increased to 79.3% during the first nine months of 2026, compared to 77.7% during the same period last year. The number of Managed Services professionals increased 103.7% to 4,216 as of September 30, 2026 from 2,070 as of September 30, 2025. This increase includes the company's acquisition of RelateCare in the second quarter of 2026, which added approximately 1,100 Managed Services professionals at the time of acquisition.
Huron returned $234.9 million to shareholders during the first nine months of 2026 through repurchases of 1,726,127 shares of the company's common stock, representing 10.0% of the company's common stock outstanding as of December 31, 2025.
OPERATING INDUSTRIES
The company’s year-to-date 2026 revenues before reimbursable expenses (RBR) by operating segment as a percentage of total company RBR are as follows: Healthcare (51%); Education (29%); and Commercial (20%). Financial results by operating industry are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended September 30, 2026.
OUTLOOK FOR 2026
Based on currently available information, the company is affirming the midpoint and narrowing guidance for full year 2026 revenues before reimbursable expenses (RBR) to a range of $1.855 billion to $1.885 billion. The company also anticipates adjusted EBITDA as a percentage of RBR(8) in a range of 14.5% to 15.0%, and is raising the midpoint and narrowing adjusted diluted earnings per share(8) guidance in a range of $9.20 to $9.40.
THIRD QUARTER 2026 WEBCAST
The company will host a webcast to discuss its financial results today, November 3, 2026, at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time. The conference call is being webcast by Notified and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(8)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA,

adjusted EBITDA as a percentage of revenues before reimbursable expenses (RBR), adjusted net income, and adjusted diluted earnings per share, which are non-GAAP financial measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP financial measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA as a percentage of RBR and adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global professional services firm that collaborates with organizations to help solve their most complex challenges and achieve their most ambitious goals. Working across the private and public sectors, we partner closely with clients to improve performance, accelerate transformation, and unlock new opportunities for growth.
Our clients choose us because of our deep industry and technical expertise and proven track record of turning sound strategies into action. By combining practical experience, innovative thinking, and advanced analytics and technology, Huron helps organizations translate today’s ideas into tangible results and long-term value. Learn more at www.huronconsultinggroup.com.
Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “confidence,” “estimates,” “plans,” “positions,” “continues,” “goals,” “guidance,” or “outlook,” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates, and the necessary number of revenue-generating professionals; our ability to realize the expected benefits and potential opportunities of artificial intelligence (AI); inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn or volatility in market conditions, including as a result of current global trade tensions and/or tariffs. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2025 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.
Please note that information contained in any referenced website is not incorporated by reference in this press release or considered to be part of this document. Such website references are intended to be inactive textual references only.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Revenues before reimbursable expenses	$482,518	$432,361	$1,391,866	$1,230,556
Reimbursable expenses	8,933	8,923	26,394	26,624
Total revenues	491,451	441,284	1,418,260	1,257,180
Operating expenses:
Direct costs (exclusive of depreciation and amortization included below)	324,080	288,803	943,461	835,874
Reimbursable expenses	8,933	8,923	26,394	26,618
Selling, general and administrative expenses	82,754	81,296	257,258	238,147
Other losses (gains)	4,900	—	12,590	(71)
Restructuring charges	1,228	3,521	2,301	5,419
Depreciation and amortization	10,726	8,741	30,595	22,807
Total operating expenses	432,621	391,284	1,272,599	1,128,794
Operating income	58,830	50,000	145,661	128,386
Other income (expense), net:
Interest expense, net of interest income	(12,218)	(11,009)	(33,048)	(25,937)
Other income (expense), net	(4,291)	3,655	(318)	(10,643)
Total other expense, net	(16,509)	(7,354)	(33,366)	(36,580)
Income before taxes	42,321	42,646	112,295	91,806
Income tax expense	13,918	12,226	29,411	17,420
Net income	$28,403	$30,420	$82,884	$74,386
Earnings per share:
Net income per basic share	$1.78	$1.75	$5.06	$4.25
Net income per diluted share	$1.75	$1.71	$4.96	$4.13
Weighted average shares used in calculating earnings per share:
Basic	15,916	17,340	16,365	17,492
Diluted	16,265	17,794	16,703	18,024
Comprehensive income (loss):
Net income	$28,403	$30,420	$82,884	$74,386
Foreign currency translation adjustments, net of tax	(575)	(2,042)	(4,313)	1,242
Unrealized loss on investment, net of tax	(5,598)	—	(6,928)	(15,766)
Unrealized gain (loss) on cash flow hedging instruments, net of tax	2,891	(510)	5,818	(4,857)
Other comprehensive loss	(3,282)	(2,552)	(5,423)	(19,381)
Comprehensive income	$25,121	$27,868	$77,461	$55,005

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$25,618	$24,508
Receivables from clients, net	218,893	186,506
Unbilled services, net	263,196	195,464
Income tax receivable	15,394	8,430
Prepaid expenses and other current assets	50,812	33,676
Total current assets	573,913	448,584
Property and equipment, net	27,853	23,472
Deferred income taxes, net	3,557	3,563
Long-term investments, net	22,405	36,433
Operating lease right-of-use assets	23,754	20,027
Other non-current assets	144,549	134,781
Intangible assets, net	72,939	72,927
Goodwill	808,341	786,896
Total assets	$1,677,311	$1,526,683
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,464	$12,354
Accrued expenses and other current liabilities	37,958	26,964
Accrued payroll and related benefits	222,596	266,950
Accrued contingent consideration for business acquisitions	18,551	11,153
Current maturities of long-term debt	20,000	20,000
Current maturities of operating lease liabilities	8,836	14,304
Deferred revenues	38,314	31,708
Total current liabilities	359,719	383,433
Non-current liabilities:
Deferred compensation and other liabilities	62,676	63,316
Long-term debt, net of current portion	793,886	489,665
Operating lease liabilities, net of current portion	23,815	24,371
Deferred income taxes, net	44,897	37,269
Total non-current liabilities	925,274	614,621
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 19,181,056 and 20,465,234 shares issued, respectively	192	205
Treasury stock, at cost, 3,405,866 and 3,269,301 shares, respectively	(210,600)	(189,989)
Additional paid-in capital	8,898	87,885
Retained earnings	605,416	636,693
Accumulated other comprehensive loss	(11,588)	(6,165)
Total stockholders’ equity	392,318	528,629
Total liabilities and stockholders’ equity	$1,677,311	$1,526,683

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$82,884	$74,386
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	30,595	23,464
Non-cash lease expense	4,970	4,483
Lease-related impairment charges	—	1,162
Gain on lease modification	(4,063)	—
Share-based compensation	40,027	36,319
Amortization of debt discount and issuance costs	865	858
Allowances for doubtful accounts	122	390
Deferred income taxes	4,104	9,104
Gain on sale of property and equipment	(484)	—
Gain on sale of business	(303)	—
Change in fair value of contingent consideration liabilities	12,590	(71)
Change in fair value of equity investment	2,239	5,014
Change in credit allowance on convertible debt investment	4,861	11,125
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients, net	(26,251)	1,369
(Increase) decrease in unbilled services, net	(64,004)	(32,107)
(Increase) decrease in current income tax receivable / payable, net	(7,175)	(17,462)
(Increase) decrease in other assets	(16,797)	(17,689)
Increase (decrease) in accounts payable and other liabilities	(13,194)	1,524
Increase (decrease) in accrued payroll and related benefits	(42,128)	(36,769)
Increase (decrease) in deferred revenues	6,471	1,887
Net cash provided by operating activities	15,329	66,987
Cash flows from investing activities:
Purchases of property and equipment	(14,673)	(7,859)
Investments in life insurance policies	—	(2,897)
Purchases of businesses, net of cash acquired	(27,817)	(107,174)
Capitalization of internally developed software costs	(14,246)	(15,406)
Origination of note receivable	(2,000)	—
Proceeds from note receivable	2,250	154
Proceeds from sale of property and equipment	502	—
Proceeds from divestiture of business	300	—
Net cash used in investing activities	(55,684)	(133,182)
Cash flows from financing activities:
Proceeds from exercises of stock options	1,119	4,142
Shares redeemed for employee tax withholdings	(21,083)	(32,974)
Share repurchases	(233,651)	(153,097)
Proceeds from bank borrowings	722,000	1,041,000
Repayments of bank borrowings	(418,000)	(787,688)
Payments for debt issuance costs	—	(3,100)
Deferred payments for business acquisitions	(8,700)	(36)
Net cash provided by financing activities	41,685	68,247
Effect of exchange rate changes on cash	(220)	(74)
Net increase in cash and cash equivalents	1,110	1,978
Cash and cash equivalents at beginning of the period	24,508	21,911
Cash and cash equivalents at end of the period	$25,618	$23,889

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended September 30,		Percent Increase (Decrease)	Nine Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2026	2025		2026	2025
Healthcare:
Revenues before reimbursable expenses	$255,761	$219,541	16.5%	$713,265	$615,853	15.8%
Operating income	$77,901	$67,757	15.0%	$211,756	$183,724	15.3%
Segment operating margin	30.5%	30.9%		29.7%	29.8%
Education:
Revenues before reimbursable expenses	$137,985	$129,424	6.6%	$404,828	$381,473	6.1%
Operating income	$40,211	$33,233	21.0%	$105,205	$88,622	18.7%
Segment operating margin	29.1%	25.7%		26.0%	23.2%
Commercial:
Revenues before reimbursable expenses	$88,772	$83,396	6.4%	$273,773	$233,230	17.4%
Operating income	$12,310	$13,659	(9.9)%	$46,958	$37,462	25.3%
Segment operating margin	13.9%	16.4%		17.2%	16.1%
Total Huron:
Revenues before reimbursable expenses	$482,518	$432,361	11.6%	$1,391,866	$1,230,556	13.1%
Reimbursable expenses	8,933	8,923	0.1%	26,394	26,624	(0.9)%
Total revenues	$491,451	$441,284	11.4%	$1,418,260	$1,257,180	12.8%

Items not allocated at the segment level:
Unallocated corporate expenses	58,722	56,549	3.8%	184,122	163,201	12.8%
Other losses (gains)	4,900	—	N/M	12,590	(71)	N/M
Restructuring charges	595	2,432	(75.5)%	625	4,279	(85.4)%
Depreciation and amortization	7,375	5,668	30.1%	20,921	14,013	49.3%
Operating income	58,830	50,000	17.7%	145,661	128,386	13.5%
Other expense, net	(16,509)	(7,354)	124.5%	(33,366)	(36,580)	(8.8)%
Income before taxes	$42,321	$42,646	(0.8)%	$112,295	$91,806	22.3%
Other Operating Data:
Number of revenue-generating professionals by segment (at period end)(1):
Healthcare(3)	1,712	1,582	8.2%	1,712	1,582	8.2%
Education(4)	1,044	1,187	(12.0)%	1,044	1,187	(12.0)%
Commercial(2)(3)	2,568	2,496	2.9%	2,568	2,496	2.9%
Total (excluding Managed Services)	5,324	5,265	1.1%	5,324	5,265	1.1%
Managed Services(4)(5)	4,216	2,070	103.7%	4,216	2,070	103.7%
Total	9,540	7,335	30.1%	9,540	7,335	30.1%
Revenues before reimbursable expenses by capability:
Consulting and Managed Services(4)(6)	$287,549	$256,319	12.2%	$835,087	$709,362	17.7%
Digital	194,969	176,042	10.8%	556,779	521,194	6.8%
Total	$482,518	$432,361	11.6%	$1,391,866	$1,230,556	13.1%
Number of revenue-generating professionals by capability (at period end)(1):
Consulting(4)	2,131	2,160	(1.3)%	2,131	2,160	(1.3)%
Managed Services(4)(5)	4,216	2,070	103.7%	4,216	2,070	103.7%
Digital	3,193	3,105	2.8%	3,193	3,105	2.8%
Total	9,540	7,335	30.1%	9,540	7,335	30.1%
Utilization rate by capability(7):
Consulting	76.2%	73.7%		77.3%	74.9%
Digital	81.2%	77.1%		79.3%	77.7%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION(8)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues before reimbursable expenses	$482,518	$432,361	$1,391,866	$1,230,556
Reimbursable expenses	8,933	8,923	26,394	26,624
Total revenues	$491,451	$441,284	$1,418,260	$1,257,180
Net income	$28,403	$30,420	$82,884	$74,386
Net income as a percentage of total revenues	5.8%	6.9%	5.8%	5.9%
Add back:
Income tax expense	13,918	12,226	29,411	17,420
Interest expense, net of interest income	12,218	11,009	33,048	25,937
Depreciation and amortization	11,033	8,961	31,399	23,428
Earnings before interest, taxes, depreciation and amortization (EBITDA)(8)	65,572	62,616	176,742	141,171
Add back:
Restructuring charges	1,228	3,521	2,301	5,419
Other losses (gains)(9)	4,900	—	12,590	(71)
Transaction-related expenses	758	2,354	3,449	7,240
Unrealized losses on long-term investments, net	5,928	—	7,100	16,139
Gain on sale of business	—	—	(303)	—
Foreign currency transaction gains, net	(1,050)	(1,056)	(1,313)	(393)
Adjusted EBITDA(8)	$77,336	$67,435	$200,566	$169,505
Adjusted EBITDA as a percentage of revenues before reimbursable expenses(8)	16.0%	15.6%	14.4%	13.8%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME(8)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$28,403	$30,420	$82,884	$74,386
Weighted average shares - diluted	16,265	17,794	16,703	18,024
Diluted earnings per share	$1.75	$1.71	$4.96	$4.13
Add back:
Amortization of intangible assets	3,958	3,522	11,798	7,860
Restructuring charges	1,228	3,521	2,301	5,419
Other losses (gains)(9)	4,900	—	12,590	(71)
Transaction-related expenses	758	2,354	3,449	7,240
Unrealized losses on long-term investments, net	5,928	—	7,100	16,139
Gain on sale of business	—	—	(303)	—
Tax effect of adjustments	(2,533)	(2,443)	(6,899)	(8,827)
Total adjustments, net of tax	14,239	6,954	30,036	27,760
Adjusted net income(8)	$42,642	$37,374	$112,920	$102,146
Adjusted weighted average shares - diluted	16,265	17,794	16,703	18,024
Adjusted diluted earnings per share(8)	$2.62	$2.10	$6.76	$5.67
(1)    Consists of our full-time consultants who generate revenues based on the number of hours worked; full-time equivalents, which consists of coaches and their support staff within the culture and organizational excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients; and our Managed Services professionals who provide revenue cycle, clinical and patient access managed services, research administration managed services and outsourcing at our healthcare, education and research-focused clients.
(2)    The majority of our revenue-generating professionals within our Commercial segment can provide services across all of our industries, including healthcare and education, and the related costs of these professionals are allocated to each of the segments.
(3)    During the first quarter of 2026, we reclassified the revenue-generating professionals within one of Commercial's Digital offerings to the same Digital offering within Healthcare as these revenue-generating professionals primarily provide services to clients in the healthcare industry. This reclassification had no impact on the total Huron headcount or RBR reported for any period.
The number of revenue-generating professionals within this offering as of December 31, 2024, March 31, 2025, June 30, 2025, September 30, 2025 and December 31, 2025 was 190, 158, 154, 154, and 145, respectively. The prior period headcount reported by segment in the table above has been revised for consistent presentation.
(4)    During the first quarter of 2026, we reclassified one of the offerings within Education's Managed Services capability to Education's Consulting capability. This reclassification had no impact on the total Huron headcount or RBR reported for any period.
The number of revenue-generating professionals within this offering as of December 31, 2024, March 31, 2025, June 30, 2025, September 30, 2025 and December 31, 2025 was 23, 22, 23, 21 and 21, respectively. The prior period headcount reported by segment and by capability in the table above has been revised for consistent presentation. The prior period Education Managed Services capability headcount in footnote (5) below has been revised for consistent presentation.
RBR generated by this offering during the quarters ended March 31, 2025, June 30, 2025, September 30, 2025, and December 31, 2025 was $1.8 million, $1.4 million, $1.8 million, and $1.6 million, respectively, and during the years ended December 31, 2024 and 2025 was $7.3 million and $6.6 million, respectively. This reclassification did not impact the total Education Consulting and Managed Services RBR reported for any period, and the prior period Education Managed Services capability RBR in footnote (6) below has been revised for consistent presentation.
(5)    We have separately presented the total number of revenue-generating professionals within our Managed Services capabilities of our Healthcare and Education segments. Our Healthcare Managed Services professionals provide revenue cycle, clinical and patient access services from patient scheduling and clinical triage through billing and collections. Our Education Managed Services professionals provide research administration managed services and outsourcing at our education and research-focused clients.
The number of Managed Services professionals within our Healthcare segment was 4,091 and 1,977 as of September 30, 2026 and 2025, respectively. This increase includes the company's acquisition of RelateCare in the second quarter of 2026, which added approximately 1,100 Managed Services professionals.
The number of Managed Services professionals within our Education segment was 125 and 93 as of September 30, 2026 and 2025, respectively.
(6)    Managed Services capability RBR within our Healthcare segment was $48.9 million and $25.0 million for the three months ended September 30, 2026 and 2025, respectively; and $109.4 million and $64.3 million for the nine months ended September 30, 2026 and 2025, respectively.
Managed Services capability RBR within our Education segment was $7.4 million and $5.9 million for the three months ended September 30, 2026 and 2025, respectively; and $20.2 million and $17.4 million for the nine months ended September 30, 2026 and 2025, respectively.
(7)    Utilization rate is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these billable consultants during the same period. Available working hours are determined by the standard hours worked by each billable consultant, adjusted for part-time hours, and U.S. standard work weeks. Available working hours exclude local country holidays and vacation days. Utilization rates are presented for our revenue-generating professionals who primarily bill on an hourly basis. We have not presented utilization rates for our Managed Services professionals as most of the revenues generated by these employees are not billed on an hourly basis.
(8)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues before reimbursable expenses, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP financial measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP financial measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
(9)    The non-GAAP financial measures for the three and nine months ended September 30, 2026 include an adjustment of $4.9 million and $12.6 million, respectively, related to changes in the estimated fair value of the company's contingent consideration liabilities for certain business acquisitions. This adjustment permits comparability with periods that are not impacted by these items. These remeasurement charges reflect increases in the fair value of the company's contingent consideration liabilities, driven by the acquired businesses' financial performance exceeding the assumptions used to determine the acquisition date fair values. These charges were recorded as a component of other losses (gains) on the consolidated statement of operations.